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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        October 29, 2002

UBIQUITEL INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation	000-30761 (Commission File No.)	23-3017909 (IRS Employer Identification No.)
ONE WEST ELM STREET, SUITE 400, CONSHOHOCKEN, PENNSYLVANIA 19428 (Address of principal executive office) (Zip code)

Registrant's telephone number, including area code:    (610) 832-3311

Not Applicable
(Former Names or Former Address, if Changed Since Last Report)

Item 5.    Other Events

        On October 29, 2002, UbiquiTel Inc. (the "Registrant") announced the transfer of the listing of its common stock from The Nasdaq National Market to The Nasdaq SmallCap Market at the opening of business on November 1, 2002 in the following press release:

FOR IMMEDIATE RELEASE	CONTACT:
Karen Pisciotta or John Nesbett Lippert/Heilshorn & Associates (212) 838-3777
or
Dava Guerin Guerin Public Relations, Inc. (215) 914-2040 or (215) 262-0740 (wireless)
or
Brighid de Garay UbiquiTel Inc. (610) 832-3311

UBIQUITEL ANNOUNCES TRANSFER TO NASDAQ SMALLCAP MARKET
AT THE OPENING OF BUSINESS ON NOVEMBER 1, 2002

        CONSHOHOCKEN, Pa.—October 29, 2002—UbiquiTel Inc. (Nasdaq: UPCS), a PCS Affiliate of Sprint, announced that the company has received approval to transfer the listing of its common stock to The Nasdaq SmallCap Market from The Nasdaq National Market. UbiquiTel's common stock will be transferred to and begin trading on The Nasdaq SmallCap Market at the opening of business on November 1, 2002, and will continue to trade under the symbol "UPCS."

        UbiquiTel had previously reported that the price of its common stock had failed to meet the minimum $1.00 per share closing bid price requirement of The Nasdaq National Market for 30 consecutive trading days. By transferring to The Nasdaq SmallCap Market, UbiquiTel has until January 21, 2003 to satisfy the minimum closing bid price requirement, and may be eligible for an additional grace period of 180 days beyond that date, provided that it meets other applicable SmallCap initial listing requirements. UbiquiTel may transfer back to The Nasdaq National Market if during any such grace period the closing bid price of its common stock is $1.00 per share for 30 consecutive trading days and it is in compliance with all other Nasdaq National Market continued listing requirements. UbiquiTel currently meets all of the Nasdaq National Market continued listing requirements with the exception of the minimum bid price requirement.

        "The volatility in the telecommunications industry has significantly reduced the market capitalization of many companies, including UbiquiTel's. This transfer enables us to retain liquidity in our common stock in a difficult capital market environment. UbiquiTel's cash position remains strong and we do not expect the transfer to have an effect on our ability to execute our business plan," stated Donald A. Harris, chairman and CEO of UbiquiTel.

About UbiquiTel Inc.

        UbiquiTel is the exclusive provider of Sprint digital wireless mobility communications network products and services under the Sprint brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 11.1 million residents and cover portions of California, Nevada, Washington, Idaho, Montana, Wyoming, Utah, Indiana and Kentucky.

        Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in UbiquiTel's forward-looking statements, including the following factors: The marketability, liquidity and price volatility of UbiquiTel's common stock; UbiquiTel's dependence on its affiliation with Sprint PCS; the competitiveness of and changes in Sprint's pricing plans, products and services; increased competition in UbiquiTel's markets; the potential to experience a high rate of customer turnover; Sprint PCS' credit policies; customer quality; the ability of Sprint PCS to provide back office, customer care and other services; changes in Sprint's fee structure with UbiquiTel; anticipated future losses; adequacy of bad debt and other reserves; UbiquiTel's debt level; rates of penetration in the wireless industry; UbiquiTel's ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; and general market and economic conditions. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel's forward-looking statements are included in UbiquiTel's filings with the Securities and Exchange Commission ("SEC"), specifically in the "Business-Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002, and in subsequent filings with the SEC.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2002
UBIQUITEL INC.
	By:	/s/ JAMES J. VOLK James J. Volk Chief Financial Officer

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UBIQUITEL ANNOUNCES TRANSFER TO NASDAQ SMALLCAP MARKET AT THE OPENING OF BUSINESS ON NOVEMBER 1, 2002
SIGNATURES